SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2019

ALPHACOM HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55315	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

14th Floor, Connaught Harbour Front House 35 Connaught Road West Sheung Wan, Hong Kong 999077 Tel: 852.2811.8186
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

Current Report

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report (“Report”), should be considered carefully in evaluating our prospects. This Report (including without limitation the following factors that may affect operating results) contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

Forward-looking statements in this Report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed in this Report. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

As referred to hereinafter in this Report and unless otherwise indicated, the terms “we”, “us”, “our”, the “Company” refer to Alphacom Holdings, Inc.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

This Current Report is being presented to set forth a new business direction of Alphacom Holdings, Inc. As fully explained herein, the Company has recently undergone a change in control of management and, accordingly, will seek to utilize the skills and experience of our new management in order to create a sustainable plan of operation that will allow the Company to fully develop its new business direction. To this end, we have formed a wholly-owned operating subsidiary, inQbate Labs (HK) Limited, (“inQbate”) which is a company formed under the laws of Hong Kong.

The Company, which was previously deemed a “shell corporation,” as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, believes that the new business direction, undertaken as of the date of this Report, removes such designation. Item 2.01(f) of Form 8-K states that if the registrant was a “shell” company, then the registrant must disclose in a Current Report on Form 8-K the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, this Report includes all of the information that would be included in a Form 10.

The information contained herein is being provided to the public to ensure full and adequate disclosure regarding the new business direction of the Company and provide such current adequate information as we believe the public would need in order to make an informed investment decision.

FORM 10 DISCLOSURE

ITEM 1. BUSINESS

Our Corporate History and Background

MITU Resources Inc. was incorporated under the laws of the State of Nevada April 17, 2013. We were incorporated as an exploration stage mining company with one mineral claim (the MITU Gold claim) in the Republic of Colombia. Our goal was to generate revenues through the sale of gold found and extracted from this claim. We acquired the MITU Gold Claim from Alvarez Explorations Inc. ("Alvarez") located in the Republic of the Colombia on April 17, 2013 for the sum of $5,000. The only terms between the Company and Alvarez are the payment of the purchase price by the Company to Alvarez, and the transfer of the MITU Gold Claim from Alvarez to the Company. The MITU Gold Claim was our only mineral claim and only material asset. We were never able to exploit this opportunity.

On February 7, 2018, we entered into and executed an Exclusive License and Distribution Agreement (“License Agreement”) with HeadWind Technologies Ltd. (“HeadWind”) whereby we were granted various Intellectual Property Rights related to owner, inventor, and creator of the “Wind Shark” a new type of self-starting, vertical axis wind turbine created to change the way low wind turbines are defined (the “Product”).

In May 2018, HeadWind and MITU entered into a Release and Settlement Agreement (“Settlement Agreement”), as the original terms of the License Agreement were not met.  As a result of negotiations between the Parties, the Parties have waived and released any and all known or unknown claims by and between them as fully set forth in the Settlement Agreement.

Since that time the Company has been actively pursuing alternative business opportunities.

On March 22, 2019, the Company amended its Articles of Incorporation with the State of Nevada in order to (i) change its name from MITU Resources Inc. to Alphacom Holdings, Inc. The Name Change was effected pursuant to Section 92A.180 and 92A.200 of the Nevada Revised Statutes by merging a wholly-owned subsidiary of the Company with and into the Company, with the Company being the surviving corporation in the merger.

In connection with the Name Change, FINRA assigned the Company a new stock symbol, “AHAD”.

On April 24, 2019, Mssrs. Kraus, Silver and Martin acquired control of thirty-six million (36,000,000) shares (the “Shares”) of the Company’s issued and outstanding common stock, representing approximately 55.00% of the Company’s total issued and outstanding common stock. The Shares were issued to Mssrs. Kraus, Silver and Martin to induce them to serve in their respective positions as set forth above and to move the Company forward in a new direction, as fully set forth herein.

As a result of the foregoing issuances, the following changes to the Company’s directors and officers occurred:

•Simeon Leonardo Reyes Francisco resigned from all positions with the Company, including but not limited to those of President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and Director.

•Mark Kraus was appointed as a member of the Company’s Board of Directors and as the Company’s President and Chief Executive Officer.

•Scott Silver was appointed as a member of the Company’s Board of Directors and as the Company’s Secretary.

•George Albert Martin was appointed as a member of the Company’s Board of Directors and as the Company’s Chief Financial Officer and Treasurer.

Additionally, the Company formed a wholly-owned subsidiary, inQbate Labs (HK) Limited, a corporation formed under the laws of Hong Kong. inQbate Labs (HK) Limited (“inQbate”) was formed as an operating subsidiary through which the Company will operate substantially all of its business.

inQbate Labs (HK) Limited Introduction.

inQbate Labs Limited, incorporated in April 2019, is focused on developing an assortment of new technologies and new applications of existing technologies that we anticipate may cause disruption in each of the markets it enters. Each of the technologies is designed to solve significant problems in function, cost of operation, environmental impact and energy sustainability.

It is of critical importance to note that each of inQbate’s technologies is designed and produced such that the product can and will help expand markets, not just cannibalize existing ones with established growth rates. History is replete with technological advances that expanded markets by raising average prices paid per unit, accelerating the replacement cycles of older technology, and creating some “I must have it “appeal in the consumer sector when marketed correctly (in this case through licensees).

We are not seeking or expecting to establish new top tiers in pricing in established markets. But we maintain that when positioning better and unique performance in the middle tier to upper tier of existing categories, our licensing partners will have some good measure of pricing and margin power. Some contemplated technologies are so cost efficient in use, that the base case for upgrade/replacement is extremely compelling.

We intend to leverage two research laboratories (in the Philippines and in the USA) and will work to secure long-term relationships with existing product development, sourcing, marketing offices in Hong Kong, Ningbo, Los Angeles and New York to bring new technological solutions to a multitude of categories in a four-year rollout plan. As we build the platform/ licensing model we will expand the base of where technologies are sourced for our development and continual bring multiple new technologies per year to commercial viability .

Our intention is to work to develop products, in close connection with the labs, to the point where a working prototype has been developed and all intellectual property rights have been secured and protected to the best of our ability. Thereafter, we intend to engage in licensing deals with industry leaders in their distribution segments to bring the concepts to market. inQbate as an entity, despite the product sourcing/development backgrounds of its owners, does not intend to supply product directly to the market, or undertake in the marketing and branding that any such product.

Moving Forward.

We anticipate that we will be able to germinate two to three projects annually and those projects will generate licensing deals that are segmented to maximize revenues; including the following:

2020:

•Plant Stimulation – Cut grow times as much as 50%

•Granary Pest Control – Move the world away from chemical fumigation of grain stocks.

2021:

•“No Burn” clothing iron – A move away from steam and high heat. Low energy use.

•Atmospheric Water generation - Lower energy / high yield even in dry climes.

2022:

•No Heat Hair Dryer - Low air flow, half the drying time, less frizz, low energy consumption.

•Heat Generated Electricity - Convert the energy of an open flame to electricity.

There are different stages of development to each of the product life-cycles and different market potential for each which as outlined herein. Additionally, we have developed a clear rationale for each product, and we intend to move each to commercialization to test the markets. But of course, we fully understand that it is not likely that every one of these technologies will be successful its respective the market.

We anticipate that the majority of revenue generated by the Company will be derived from royalties generated from license agreements. We intend to enter into license agreements for a period of not less than 5-years and will attempt to negotiate license agreements with performance-based renewal clauses.

In year one, 2019, there is no revenue planned despite the possibility of contract signing “up fronts”.

In year two, 2020, we expect to generate revenue based on initial product launches of the Plant Stimulation and Granary Pest Control getting to market, as more fully discussed below.

In year three and four, 2021 and 2022, new products such as the Iron, Water Generation, Electrical Hot Plate and our Hair Dryer will come online and become accretive.

An important aspect of the inQbate financial model is that the selling, general, and administrative expense percentage (SGA %) is low, and cashflow from revenue could be very high as we have low cost of goods, no direct marketing, warehousing and other costs. Additionally, we have a development/distribution strategy for each of the discrete product/technology businesses. This includes licenses into the consumer markets; licenses for NGO/disaster relief types organizations; licenses for industrial. Some licensees may cross over more than one sector or there may be single licensees that can handle all sectors, we will seek to maximize efficiency and value to the Company throughout the negotiations for each.  Each prospective licensee will submit their own plans for the inQbate team and Board to evaluate, prior to selecting the best partners.

Anticipated Products

1. Plant Growth Stimulation

Our technology will lessen the need for chemical fertilizers such as phosphorous, potassium and nitrogen which clearly have negative environmental impacts over time. While plants need direct sunlight to trigger photosynthesis, we can both replace the need for chemical fertilizers and help stimulate the photosynthesis process in shaded planting zones.

Our initial target is the total Home Gardening market which is estimated as a $47B business in the U.S. and $74B globally.

We will be developing the technology into multiple forms that can deliver very small scale consumer use to medium scale agricultural use. The technology will have extremely low power requirements utilizing solar power or batteries. Preliminary price estimates are well within the cost range of other methods like chemical growth enhancers we seek to displace.

Consumer target market: The consumer market includes house plant growers, home gardeners, and home “farmers”. We see good potential to reach these groups through developing TV marketing contacts for Broadcast and Digital marketing exposure to get the technology out to the public. There are and estimated of 50-60,000 retail doors in the US/ Canada alone that we see as a potential fit, plus online and global. We see multiple form factors to deliver the benefits and would expect any licensees to develop broadly.

Commercial market: The commercial market includes medium scale farms, plant nurseries, and the marijuana market, which is not yet specifically tested but will be and reviewed as separate licensing opportunity.

Competition: This solution does not exist on the market. We intend to displace some use of chemical growth additives. There is competition in “alternative” growth methods such as hydroponics and aeroponics. The chemical additives create pain points in their environmental damage and they will be much costlier. We believe we can develop both a preferred and improved solution to the existing problem of accelerating plant growth.

Intellectual Property Evaluation: inQbate is anticipated to build proprietary circuitry and design for design patents in all delivery formats.  We expect 1-2 of the formats will qualify for utility patents.

Development Complexity and timing: Low complexity, Summer 2019 Prototypes completed, and IP filed. Vertical Farm adaptation Mid 2020.

Organic farming: Organic vegetable production is very inefficient utilizing “natural” or no fertilizers creating cleaner but slower yielding and more expensive products. The technology can deliver all the benefits without the pesticides, pathogens and diseases that impede organic labeling. Driving costs down significantly by speeding up organic yields for the small-scale farms increases their margins and we believe success will lead to substantial adoption at scale.

Indoor Farming Market: Separate to the consumer opportunity, we also must take a hard look at the Indoor farming market. The indoor farming market is a specialized market of $106B globally and $48B in the USA and is growing at 3.4% annually helping offset the growing food needs as cultivatable land availability continues to become scarcer. The largest single segment of indoor farming is still soil based at just over 50%, while Hydroponic/Aquaponic make up an additional 40%. There is currently no meaningful activity in the market utilizing our technology.

Source: https://www.mordorintelligence.com/industry-reports/indoor-farming-market

Indoor farming does tend to increase yields due to both speed of growing methods and less loss to pests, negative weather factors and costly use of pesticides. But indoor processes are still very costly today, and those costs offset much of the yield benefits in lowering production costs.

2. Heat Generated Electricity

We believe that we have a design that will convert the energy from an open flame applied to a plate and convert that heat to electric current. There are both indoor, outdoor and emergency use applications for this technology. The heat generated electricity technology being developed will eliminate the need for the user to use offsetting cold temperatures, directly converting heat to electricity without the cooling effect to dissipate excess heat.

Markets: There is no existing defined market size for this as we are creating a new market. May be larger on the NGO/ Governmental side than consumer though we believe there is ample support in both market sectors.

Product: A disc design made from highly heat conductive aluminum with heat sinks that will store and convert to electric power.

Anticipated Costs: Low. $6-8 manufacturing cost.

Consumer target market: We believe we can open a new category in both the Outdoor Recreational and Emergency Preparedness markets. The market for this will be both planned excursions (road trips, camping, other outdoor activities) or the Emergency Preparedness market where hard core “Preppers” or people in power risky areas want to be ready for storms and other emergencies. We believe the product is perfect for people that have gas ranges in home and, in the case of an electricity crisis, could use the product on the stove top to generate electricity to power small devices. We will look at licensing partners in the outdoor and camping space for the US and Europe. Will review key outdoor market suppliers in other continents. Additionally, there are Emergency power-based brands already in the category but not with this type of solution that could extend their offerings .

Commercial / NGO market: We see this as high interest for UN, NGO’s and other organizations that are tasked delivering portable, emergency power to distressed parts of the world. We believe this will be the bigger portion of this business.

Competition: There are no heat to energy converters of this type in the consumer market for personal use or small scale for use in unstable power areas.

IP Evaluation: Will protect initial product on design elements only. We intend that any portion of the project, which is proprietary in materials and methods will be fully patented.

Development complexity and Timing: Low complexity use, delivery mid to late 2019, and medium complexity use prototype sometime in late 2020.

The bigger outdoor brands have nothing like this for portable heat generated power. There’s a natural market of 17,000+ doors in General, Outdoor and Hardware retailers for this to launch in the US and Canada. Additional pure play online, TV shopping channels are bulk estimates. There is also no solution like this on the market for home use in case of electrical emergency.

3. Granary Pest Elimination

According to the Food and Agricultural Organization of the United Nations, rice is ranked the second most consumed food staple on the planet. It is THE daily staple for the some of the most populous regions of the world in Asia, Africa and South America with annual consumption of 450 million tons. Pest eradication results in both high costs and has a limited success rate that costs additional billions of dollars in rice grain losses.

In the world’s second largest production market India, which we’ll use as a proxy for the global standards, it is stated below in a piece from the Entomology Journal, yield losses on rice are as much as 33% total of the 106 Million Tons of rice currently produced annually and insects/ pests losses are 14% and creating a significant problem achieving the longer term needs of 140 million tons. At $900 US per ton the 15-million-ton loss today attributable to pests is over $13B in India alone and sets global losses at over $35B. As rice paddy acreage is getting scarce, production efficiency and improvement of yields will be the primary challenge to producers.

The losses highlighted above are despite current pest control methods for stored grains which primarily consists of chemical fumigation. The basic method of fumigation is to isolate large stocks of rice, cover in a tarp, releases gasses under the tarp, let it sit for a week to 10 days, and then assume it worked (verified by small batch review). It does not eliminate the larvae which get embedded into individual rice grains. This is a huge pain point affecting yields as well as the logistics of creating staging areas for fumigation 1⁄2 the size of a football field. Development of a system that integrates into a factory’s production flow and can be better matched to the daily tonnage requirements will have great value vs. running separate treatment steps.

The inQbate solution: In the lab and small-scale prototypical form, our methods have been proven to have 99.9% efficacy in treating stored rice protecting it from Rice Weevil damage. Our energy efficient device, allows large volumes of rice to be processed quickly killing Rice Weevils as well as their larvae which current methods of fumigation do not accomplish effectively.

The benefits are many:

•Scalability to usage needs ; 5 ton , 10 ton , 50 ton

•Less expensive per use

•One time capital cost

•Saves production time creating working capital efficiency

•Low power requirements

•Eliminates chemical impacts on the environment

•Improves product yields

The only method used today broadly to address the pest problem in stored grains is chemical fumigation, which is more expensive, less efficient and has negative environmental impacts.

The Capital Investment Environment: Rice Mill capital expenses are currently planned around expected lower yields due to the current methods of managing pest related degradation and losses. We believe our solution is ripe for a reallocation of capital as a yield improvement investment replacing the need for milling machine expansion to process more rice and more lost yield.

Scaling the Market: We see a market to be created for this system that is cheaper, safer and better for the environment through technological adaptation and most importantly improves yields, additionally we believe:

•The technology is new in application but will not be difficult to manufacture. The electronics that are needed to manage the system can and will be IP protected.

•We will likely produce the electronics in a single facility to better protect the IP and then have them supply to the finished product manufacturers for assembly and shipping.

•InQbate intends identify and contract with 2-3 Manufacturing partners in China to develop the actual models needed that can be fitted into existing production / storage lines in most rice mills. We expect these factory partners to absorb the post-prototype development costs.

•InQbate will collect licensing royalties on the production/sale of each unit coming out of the factories.

We see the path into the rice mills is through the existing large network of milling equipment manufacturers. Not for inQbate to go sell directly to the mills.

•We will identify several leaders in the Rice milling equipment business across the globe and contract exclusive rights for them as “Distributors” of the product to their mill customers exclusively buying from the nominated Chinese factories.

•The Machine producers with scale and best fit as partners will be nominated distributors.

•InQbate can collect royalties on the sales from the Distributors to the mills on their sales, this will create a dual royalty stream from both sources.

Summary Points:

•We believe we have the technology that is more effective, cheaper and safer.

•We believe its adaptable for the task required.

•We can set up an IP moat around the product/tech.

•We believe it will have costs/margins/returns that will be attractive to all parties throughout the chain.

•We believe this can be in the market in mid 2020.

•We believe we have the in-house design and manufacturing oversight expertise.

•We believe the current leaders in machine supply in the industry will want to become Distributors.

•We know this solution targets the number one priority of every mill operator globally by increasing their yields.

While we will begin in the Rice markets, we fully expect the process will be effective with Wheat pests as well. The global Wheat market is 750M Tons – 66% larger than the end use market for Rice.

4. Atmospheric Water generation

It is dry out there, and getting drier.

•Around 1.2 billion people, or almost one-sixth of the world’s population, live in areas of scarcity of water. Another 1.6 billion people, or almost one quarter of the world’s population, face economic water shortage (where countries lack the necessary infrastructure to take water from rivers and aquifers).

•3.6 billion people worldwide (nearly half the global population) are already living in potential water- scarce areas at least one month per year and this could increase to 4.8–5.7 billion in 2050

•With the existing climate change scenario, by 2030, water scarcity in some arid and semi-arid places will displace, an estimated, 24 million and 700 million people.

•A third of the world’s biggest groundwater systems are already in distress.

Atmospheric water generators already exist and all operate on principles of cold surfaces driving condensation and collection, and those cooling systems are energy expensive to operate. It’s created an extremely small market.  In the broad consumer markets, we expect to compete in the traditional price ranges for bottle or water line driven coolers.

•inQbate believes it can quickly develop the technology for commercially scaled appliances that can be used in home, business or emergency applications.

•Very little energy is required and the only determinant of speed of collection is ambient humidity in the air.

•While the 25% average humidity in Arizona or the Middle East may only output 2-3 gallons daily, the 65% levels in South Florida or Hong Kong would output 5-6 gallons daily.

The Consumer Market: The dispenser market is mature and the business is shifting to plumbed-in models with filtration vs. bottle driven. We see this mix as very compatible with market creation/expansion in United States, vs. only displacement of existing technology. As the bottled water market is $200B globally, the push of a new, cost efficient source of potable water and the pressure to eliminate plastics will open a massive market for inQbate licensees.

Licensee Targets:  There are many potential partners in the US.  Some of those have water delivery devices; some are in the general kitchen appliance business and that second group would see this opportunity as 100% accretive to their business and would serve to expand the market as mentioned earlier with a new player entering. These players all have the ability to service the home, business and restaurant markets. The free standing, countertop water dispenser is a miniscule market today and can be developed to be competitive with other multi-hundred million-dollar categories.

We have more research to do on how small a device can be made and if integration into water using appliances (Never empty coffee maker, refrigerator with no water line) can be achieved. We anticipate that our initial efforts will include China and the US. Additionally, there are governmental, disaster relief and markets to be developed by the right licensing partner. We believe portable units powered by solar energy can be achieved and deliver the 3 gallon a day output equivalent to case of water that can be dropped into disaster zones or used for military deployments. Another opportunity to review is how large can the technology scale can to meet industrial and utility level needs to offset high crisis regions and to support agriculture at least in small scale.

5. “No Burn” Garment Care.

All clothing irons on the market today are based on the same operating principle. Heat, steam and pressure to smooth out fabric which has largely been true for a century. Many irons heat up slowly, leak, create burn spots, and become safety hazards if kids are around.

Market: inQbate will be applying new methods and technology to a new design in the category and resolving these issues.

Product: The lack of a large heating element will make the iron lighter and lend itself to some unique form opportunities. A lightweight iron, without fear of burns maybe able to be designed to be used in a more natural motion that a typical iron with a handle that is parallel to the board surface. We believe that the inQbate iron will be able to switch on and be ready immediately instead of waiting for high heat to generate.

Commercial market: The technology can be adapted to larger clothes presses and may be able to create a secondary professional market

IP Evaluation: As we develop the prototypes we will be filing protections for the design and methods to effectuate the process in addition to design patents on the aesthetics.

Competition: None, technologically. All irons in market currently are heat/steam platforms.

Development complexity and timing: Medium complexity, delivery mid to late 2020.

6. No Heat Hair Dryer.

While hairdryers have come a long way since their 19th century origins in France, the principles of how they operate have never been seriously challenged. Form factors have been reduced, power outputs have varied, but the combination of high airflow and heat in a gun shaped housing has defined the handheld market for generations.

We believe that if we can achieve timesaving, conserve energy and deliver better hair, we could become a relevant player in the sector. We envision a game changing consumable product utilizing our multiple technologies into a device that cuts drying time down by as much as half, leaves hair healthier, lighter weight and with less air flow and power consumption. As hair dryers since the beginning of time have had the “gun” shape to support motor weight and airflow, we believe we have the ability through technology to completely change how hair is dried today.

Cost: We expect in full scale manufacturing; a factory could deliver product at around a $15-$20 cost.

Consumer target market: Almost all women and a small portion of the male sector. Developing this market will require a large marketing budget and expertise in whatever licensing partner we work with. We believe we can develop relationships with major brands in this category and the right infomercial marketing groups that would be best in class to market our products.

Commercial target market: The salon market in the US alone is 80,000 establishments and likely has 500,000 chairs. Each chair represents a potential unit sale if the product creates better hair results and faster chair turnover. A $100 cost dryer would pay for itself in a week in a busy salon in speeding up chair turns. Salons are a potential $50M market in the US alone. The rest of world’s salon market is likely in the range of another $150M.

IP evaluation: As we develop the prototypes we will be filing protections for the design and methods to effectuate the process in addition to design patents on the aesthetics.

Development complexity and timing: Medium/Hard complexity, delivery Mid to late 2021.

Management Team

Mark Kraus, age 59, has been majority shareholder and CEO of Domani Global Sourcing Limited in Hong Kong since 2002, a company specializing in sourcing quality products at competitive prices from Asian factories that are socially and environmentally accountable. Domani oversees the entire process, from creative development to shipping – a single pivot point for American, European, Australian and Asian clients. At Domani, Mark’s responsibilities revolve around client relationships, creative development and quality assurance. Prior to his involvement with Domani companies, Mr. Kraus owned and operated KCH Paper Industries, a leader in manufactured paper products. Mark successfully sold KCH in 1998. Mark has been involved in international trade since the early 1980’s, commencing with exporting of converted paperboard products manufactured by KCH to Asia. KCH was also an early vendor to Target Stores for it trademarked “Restore and Restyle” marketing program. Mark studied Liberal Arts at Gonzaga University in Spokane, WA from 1978 to 1981 and attended USC School of Business Executive MBA program in 1991.

Scott Silver, age 58, has been President of Domani America Inc. for the past 8 years, and he is primarily responsible for developing product and licensing programs in the retail industry. Prior to joining Domani, Scott spent 25 years in the retail industry, including executive positions at Linens ‘n Things and Sears. Scott received his BA in Economics at State University of New York Buffalo in 1983.

George Martin, age 42, has been a business consultant focusing on start-up and turn-around situations, designing and implementing accounting and internal control procedures for the past 10 years. For the past two years, he has been CFO of Domani Group Companies. George started his career with Ernst and Young in Honolulu (1999 to 2001) and rejoined them in Los Angeles (2005 to 2009). He has 10 plus years experienced as controller of both publicly traded and private companies. George received his BS degree in Accounting from the University of Southern California in 1999.

Other Key Personnel:

•Philippines: 5 individuals covering engineering, design, materials and sourcing.

•Hong Kong/Ningbo: 8 individuals covering factory sourcing, quality assurance, creative/packaging design, logistics and finance.

•Los Angeles: 1 individual covering Logistics and Information Systems.

All the “other” resources above outside the Philippines will be leveraged to support inQbate as needed while the Philippine resources are dedicated. As we move to the phases of marketing and licensing the developed concepts we will begin to add manpower to support those activities. New hires would be inQbate full time support personnel in addition to the part time and per diem support we can outsource.

Anticipated Future Hires Needed (first 3 years):

•1 Additional Engineer (Philippines)

•2 Factory Sourcing/Monitoring associates (China)

•1 Creative Director (Hong Kong)

•1 Finance Associate (Los Angeles)

•1 Market Researcher (New York)

•1 Licensing Director (New York)

•1 Licensing/Marketing Assistant (New York)

•Various Consultants: Horticulture, Grain Management, Water Distribution

Intellectual Property Strategy

All of the product is being developed with methods that will have Design and/or Utility Patents.

Our strategy will be to file immediately with the prototypes in the critical initial selling OR manufacturing markets as well as Patent Cooperation Treaty (“PTC”) filing coverage to create temporary protections globally.

Emerging Growth Company Status

We are an “emerging growth company” as defined under the Jumpstart our Business Startups Act (the “JOBS Act”). We expect to remain an “emerging growth company” for up to five years. As an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to:

•not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes- Oxley Act (we also will not be subject to the auditor attestation requirements of Section 404(b) as long as we are a “smaller reporting company”, which includes issuers that had a public float of less than $75 million as of the last business day of their most recently completed second fiscal quarter);

•reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and,

•exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

ITEM 1A. RISK FACTORS

You should carefully consider each of the risks and uncertainties described below and elsewhere in this Current Report on Form 8-K, as well as any amendments or updates reflected in subsequent filings with the SEC. We believe these risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results and could materially and adversely affect our business operations, results of operations, financial condition and liquidity. Further, additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our results and business operations.

Risks Associated with Our Business

The current state of capital markets, particularly for small companies, is expected to reduce our ability to obtain the financing necessary to continue our business. If we cannot raise the funds that we need to continue acquisitions and fund future business opportunities, we will go out of business and investors will lose their entire investment in our company.

Like other smaller companies, we face difficulties in raising capital for our continued operations and to consummate a business opportunity with a viable business. We may not be able to raise money through the sale of our equity securities or through borrowing funds on terms we find acceptable.

The loss of our executive officers, consultants or other key personnel would have an adverse impact on our future development and could impair our ability to succeed.

The Company’s success is substantially dependent on the performance of its executive officers, consultants and key employees. Given the Company is an early-stage venture, success is dependent on its ability to attract, maintain and motivate high quality personnel. The Company believes it will be able to procure such personnel; however, an inability to do so could materially adversely affect the Company’s ability to further execute its intended business.

The company’s ability to implement its business and marketing strategy

The implementation of the Company’s business and marketing strategy will depend on a number of factors. These include our ability to (i) find and hire reliable and sufficiently skilled third-party marketing personnel, (ii) make our products known and establish a trusted brand to our potential end user customers, (iii) establish a significant paying customer base, (iv) obtain adequate financing on favorable terms in order to fund our business, (v) maintain appropriate procedures, policies and systems; (vi) hire, train and retain skilled employees, and (vii) operate successfully and profitably within an environment of increasing competition. The inability of the Company to manage any or all of these factors could impair our ability to implement our business strategy successfully, which could have a material adverse effect on our business, financial condition and the results of our operations.

Our operating results may prove unpredictable

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Factors that may cause our operating results to fluctuate significantly include: the level of commercial acceptance by the public of our products; fluctuations in the demand for our products; the amount and timing of operating costs and capital expenditures relating to the operation of and/or expansion of our business, operations, infrastructure and general economic conditions. If realized, any of these risks could have a material adverse effect on our business, financial condition and the results of operations.

We are an “Emerging Growth Company” and we cannot be certain if the reduced disclosure requirements applicable to Emerging Growth Companies will make our Common Stock less attractive to Investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock less attractive because we will rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

Under the JOBS Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to “opt out” of such extended transition period and, therefore, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Our business is capital intensive and may require additional financing which would result in dilution to existing shareholders which would in turn reduce the share price of earlier issued shares.

Our operations are capital intensive and growth will consume a substantial portion of available working capital. We may require additional capital in order to fund our operations. We do not have any commitments for additional financing and there can be no assurance that such additional funding, if required, will be available, or if available, will be available upon favorable terms. We presently do not have a sufficient cash flow to qualify for reasonable debt financing. Insufficient funds may prevent us from implementing our business strategy. In the event we raise additional funds through the issuance of equity securities, dilution to the then existing stockholders will result, and future investors may be granted rights superior to those of existing stockholders. Accordingly, such dilution would reduce the share price of the any earlier issued shares.

The Company’s limited operating history and lack of cash flow and profitability may continue which will affect our ability to remain in business.

The Company has a limited history of operations and has not generated any cash flow in the industry in which we participate. If we do not generate positive cash flow and hence become profitable, we may not be able to remain in business. The Company is also subject to business risks associated with new business enterprises. No assurance can be given as to the ability of the Company to operate profitably.

Due to our limited operating history, our ability to operate successfully is materially uncertain and our operations and prospects are subject to all risks inherent in a developing business enterprise. The likelihood of our viability and potential for revenue and profit generation must be considered in light of the significant problems, expenses, difficulties, complications and delays encountered in connection with the commercialization of our technologies and products in development. These potential problems include, but are not limited to:

•we are in the development stage of various lines of business;

•products or services may never be developed or work as planned;

•costs and expenses that may exceed current estimates;

•we may not be able to adequately protect our intellectual property, trademarks, and trade secrets;

•our ability to generate sales (which we have not done to date);

•our ability to attract and retain high quality personnel for management, executive, and board positions;

•competition of more established and better capitalized companies; and,

•our ability to raise capital when needed to advance our business plans.

Although we believe that the market for our products in development or planned is very large and growing, we can provide no assurances that we will be able to fully commercialize and market our products and services or generate any operating revenues or ever achieve profitable operations.  If we cannot address the inherent risks facing our company, our intended business will likely fail.

Our acquisitions, investments and licenses present many risks, and we may not realize the anticipated financial and strategic goals for any such transactions.

As part of the Company’s business plan, we will invest in research, intellectual properties, technologies, products and/or, in rare circumstances, companies, as well as license our own products and technologies. Such activities involve a number of risks, including:

•We may find that the Company’s acquisitions do not further our business strategy, or that we overpaid for the company or assets, or that economic conditions change, all of which may generate a future impairment charge;

•If we are unsuccessful in selecting products, research, intellectual properties, technologies and/or companies to acquire or invest in, we may fail to become profitable;

•We may acquire intellectual property, and although we attempt to evaluate the viability of the protection available for the acquired intellectual property, we may come to later find the intellectual property is not and or cannot later be adequately protected;

•We may have difficulty incorporating the developed technologies;

•We may encounter technical difficulties or failures with the performance of the developed products;

•We may face product liability risks associated with the sale of the developed products;

•We may face the risk of product liability related lawsuits regarding products developed and licensed by us;

•Our ongoing business and management’s attention may be disrupted or diverted by transition or integration issues and the complexity of managing diverse locations;

•We may have difficulty maintaining uniform standards, internal controls, procedures and policies across locations; and,

•We may experience significant problems or liabilities associated with product quality, technology and legal contingencies.

These factors could have a material adverse effect on our business, results of operations and financial condition or cash flows.

Our research and development activities may not result in commercially viable technologies, products or services.

We devote a substantial amount of time and resources to developing innovative technologies with the goal of commercializing such innovations into market-driven global solutions.  The technologies and products we are currently developing are prone to the risks of failure inherent in a developing business enterprise.  These risks include the possibility that such technologies and products would:

•be found to be ineffective, unreliable, or inadequate, or fail to receive regulatory approval, if required;

•be difficult or impossible to manufacture or distribute on a commercial scale;

•be difficult or impossible to commercialize within our timeline to market;

•be uneconomical to market or otherwise not be effectively marketed;

•be impossible to commercialize because they infringe on the proprietary rights of others; or

•fail to be successfully commercialized because they compete with similar products marketed by our competitors.

Due to the significant risks involved in our business enterprise, our research and development activities may not result in commercially viable technologies, products or services which could cause our business to fail.

Successful testing of our innovations in the laboratory may not be indicative of future results and may not result in commercially viable innovations.  Further, our innovations may have to be modified from their original design in order to reach the market.

Our business model is designed to develop breakthrough innovations with lab-proven technology. Positive results from laboratory testing, however, may not be predictive of future results and should not be relied upon as evidence that technologies and products developed from our innovations will become commercially viable.  Further, the technologies and products that we are intent to develop in the laboratory may have to be significantly modified from their original design in order to maintain costs, compete with similar products, receive market acceptance, meet specific timeframes, avoid potential infringement on the proprietary rights of others, and more.

The continued protection of our intellectual property is vital to the success of our business.

The intellectual property we acquire or develop, including all patents, pending patents, trademarks, service marks and copyrights is important to our success and competitive position, and the loss of or inability to enforce our intellectual property rights could harm our business. We will devote substantial resources to the establishment and protection of our intellectual property on a worldwide basis. Despite any precautions we may take to protect our intellectual property rights, policing unauthorized use of them is difficult, expensive and time-consuming, and we may be unable to adequately protect our intellectual property or determine the extent of any unauthorized use, particularly in those foreign countries where the laws do not protect proprietary rights as fully as in the United States.  Our efforts to establish and protect our intellectual property may not be adequate to prevent imitation or counterfeiting of our technologies, products and services by others or to prevent others from seeking to block sales of our technologies, products and services for violating their intellectual property rights. Unauthorized copying of our technologies, products and services or unauthorized use of our trademarks may decrease sales of our technologies, products or services and cause significant damage to our brand name and our ability to effectively represent ourselves to our customers. Further, we could incur substantial costs in legal actions relating to our use of our trademarks or the use of our trademarks by others. Even if we are successful in these actions, the costs we incur could have a material adverse effect on us.

We may be accused of infringing the proprietary rights of others, which could subject us to costly and time-consuming litigation and require us to discontinue services that infringe the rights of others.

There may be intellectual property rights held by others, including issued or pending patents, trademarks, and service marks, that cover significant aspects of our technologies, branding or business methods, including technologies and intellectual property we have licensed or acquired from third parties. Companies in the technology industry, and other patent and trademark holders seeking to profit from royalties in connection with grants of licenses, own large numbers of patents, copyrights, trademarks, service marks, and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. These or other parties could claim that we have misappropriated or misused intellectual property rights and any such intellectual property claim against us, regardless of merit, could be time consuming and expensive to settle or litigate and could divert the attention of our technical and management personnel. For any intellectual property rights claim against us or our customers, we may have to pay damages, indemnify our customers against damages or stop using technology or intellectual property found to be in violation of a third party’s rights. We may be unable to replace those technologies with technologies that have the same features or functionality and that are of equal quality and performance standards on commercially reasonable terms or at all. Licensing replacement technologies and intellectual property may significantly increase our operating expenses or may require us to restrict our business activities in one or more respects. We may also be required to develop alternative non-infringing technology and intellectual property, which could require significant effort, time, and expense.

We may not be successful in protecting and enforcing our intellectual property rights, which could adversely affect our financial condition and operating results.

We will, primarily rely on copyright, trademark, service mark, and trade secret laws, as well as confidentiality procedures and contractual restrictions, to establish and protect our proprietary rights, all of which provide only limited protection. We will rely on copyright laws to protect software and certain other elements of our technologies, although to date we have not registered for any copyright protection. We cannot assure you that any future copyright, trademark or service mark registrations will be issued for pending or future applications or that any registered or unregistered copyrights, trademarks or service marks will be enforceable or provide adequate protection of our proprietary rights.

We will endeavor to enter into agreements with our employees and contractors and agreements with parties with whom we do business to limit access to and disclosure of our proprietary information. The steps we intend to take, however, may not prevent unauthorized use or the reverse engineering of our technology. Moreover, others may independently develop technologies that are substantially equivalent, superior to, or otherwise competitive to the technologies we employ in our services or that infringe our intellectual property. Moreover, we may be unable to prevent competitors from acquiring trademarks or service marks and other proprietary rights that are similar to, infringe upon, or diminish the value of our trademarks and service marks and our other proprietary rights. Enforcement of our intellectual property rights also depends on successful legal actions against infringers and parties who misappropriate our proprietary information and trade secrets, but these actions may not be successful, even when our rights have been infringed.

In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the U.S. Despite the measures taken by us, it may be possible for a third party to copy or otherwise obtain and use our technology and information without authorization. Policing unauthorized use of our proprietary technologies and other intellectual property and our services is difficult, and litigation could become necessary in the future to enforce our intellectual property rights. Any litigation could be time consuming and expensive to prosecute or resolve, result in substantial diversion of management attention and resources, and harm our business, financial condition, and results of operations.

Risks Relating to Ownership of Our Securities

Our stock price may be volatile, which may result in losses to our shareholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies listed on the OTC Markets quotation system in which shares of our common stock are listed, have been volatile in the past and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including the following, some of which are beyond our control:

•variations in our operating results;

•changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

•changes in operating and stock price performance of other companies in our industry;

•additions or departures of key personnel; and

•future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock.

Our common shares may become thinly traded and you may be unable to sell at or near ask prices, or at all.

We cannot predict the extent to which an active public market for trading our common stock will be sustained. Although the trading price of our common shares increased significantly recently, it has historically been sporadically or “thinly-traded” meaning that the number of persons interested in purchasing our common shares at or near bid prices at certain given time may be relatively small or non-existent.

This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who generate or influence sales volume.  Even if we came to the attention of such persons, those persons tend to be risk-averse and may be reluctant to follow, purchase, or recommend the purchase of shares of an unproven company such as ours until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company, which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

We do not anticipate paying any cash dividends to our common shareholders.

We presently do not anticipate that we will pay dividends on any of our common stock in the foreseeable future. If payment of dividends does occur at some point in the future, it would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any common stock dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings after paying the interest for the preferred stock, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends for common stock in the foreseeable future.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights of our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains a specific provision that eliminates the liability of our directors and officers for monetary damages to our company and shareholders. Further, we are prepared to give such indemnification to our directors and officers to the extent provided for by Nevada law. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Our business is subject to changing regulations related to corporate governance and public disclosure that have increased both our costs and the risk of noncompliance.

Because our common stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and FINRA, have issued requirements and regulations and continue to develop additional regulations and requirements in response to corporate scandals and laws enacted by Congress, most notably the Sarbanes-Oxley Act of 2002. Our efforts to comply with these regulations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities. Because new and modified laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices.

ITEM 2. FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion should be read in conjunction with our audited annual financial statements and the related notes thereto for the year ended March 31, 2018, which appear in the Company’s Annual Report as filed with the SEC on July 18, 2018. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Our audited financial statements are stated in United States dollars and are prepared in accordance with United States generally accepted accounting principles.

Results of Operations

During the year ended March 31, 2018, we incurred a net loss of $53,386 comprised of $22,496 of professional fees related to our accounting, audit, and legal fees incurred as part of our SEC filing requirements, $15,330 of general and administrative expense, and $15,359 of transfer agent fees and other expenses. During the year ended March 31, 2017, we incurred a net loss of $48,501 which included $32,180 of professional fees related to our accounting, audit, and legal fees, and $16,321 of transfer agent fees and other expenses. The overall increase in net loss for fiscal 2018 was due to consulting fees of $15,000 relating to the costs incurred for a proposed acquisition that did not finalize. This was offset by an overall decrease of $9,684 of professional fees as the Company incurred less legal costs compared to prior year.

For the years ended March 31, 2018 and 2017, we incurred a loss per share of $nil.

Balance Sheets

As at March 31, 2018, we had cash of $nil and total assets of $1,754 compared to cash and total assets of $1,015 as at March 31, 2017. The decrease in cash was due to the use of cash as the Company has limited cash flows and relies on funding from management for day-to-day operating costs. The increase in assets was due to a prepayment of legal costs of $1,754 for services to be rendered.

We had liabilities of $159,305 at March 31, 2018 compared to $105,180 at March 31, 2017. The increase in liabilities is due to an additional $26,229 of debt owing to the previous President and Director of the Company for financing of our day-to-day operations which is unsecured, non-interest bearing, and due on demand, and $24,500 of notes payable due to third parties which is unsecured, bears interest at 10% per annum, and is due on demand.

During the years ended March 31, 2018 and 2017, we did not have any capital transactions.

Cash Flows from Operating Activities

During the year ended March 31, 2018, we used $51,744 of cash in operating activities compared to $49,827 during the year ended March 31, 2017. The increase in the use of cash for operating activities was attributed to an increase in overall operating activities during the year.

Cash Flows from Investing Activities

During the years ended March 31, 2018 and 2017, the Company has not had any investing activities.

Cash Flows from Financing Activities

During the year ended March 31, 2018, we received $50,729 of cash from financing activities including $24,500 from issuance of notes payable and $26,229 from our President and Director for funding of our day-to-day operations compared to $45,000 received from our President and Director during the year ended March 31, 2017. The amounts owing are unsecured, non-interest bearing, and due on demand.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations, including the discussion on liquidity and capital resources, are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, management re-evaluates its estimates and judgments.

The going concern basis of presentation assumes we will continue in operation throughout the next fiscal year and into the foreseeable future and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business. Certain conditions, discussed below, are currently present that raise substantial doubt upon the validity of this assumption. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Our intended exploration activities depend upon our ability to obtain financing in the form of debt and equity and ultimately to generate future profitable exploration activity or income from its investments. As of the date hereof we have not generated revenues, and have experienced negative cash flow from minimal exploration activities. We may look to secure additional funds through future debt or equity financings. Such financings may not be available or may not be available on reasonable terms.

ITEM 3. PROPERTIES

Our principal executive offices are located at 14th Floor, Connaught Harbour Front House 35 Connaught Road West, Sheung Wan, Hong Kong 999077.  We believe our current premises are adequate for our current operations and we do not anticipate that we will require any additional premises in the foreseeable future. We anticipate that we will continue to utilize these premises so long as the space requirements of our company do not require a larger facility. We do not own any real property.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 24, 2019, the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and dispositive power with respect to such shares of common stock. As of the date of this Current Report, there are 65,452,010 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner Directors and Officers:	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership

Mark Kraus(1)

14th Floor, Connaught Harbour Front House

35 Connaught Road West

Sheung Wan, Hong Kong 999077

Scott Silver(2)

14th Floor, Connaught Harbour Front House

35 Connaught Road West

Sheung Wan, Hong Kong 999077

George Albert Martin(3)

14th Floor, Connaught Harbour Front House

35 Connaught Road West

Sheung Wan, Hong Kong 999077

	14,400,000 10,800,000 10,800,000	22.00% 16.50% 16.50%
All executive officers and directors as a group	36,000,000	55.00%

(1)Mark Kraus was issued these shares to serve as our President, Chief Executive Officer and as a member of our Board of Directors.

(2)Scott Silver was issued these shares to serve as our Secretary and as a member of our Board of Directors.

(3)George Albert Martin was issued these shares to serve as our Treasurer, Chief Financial Officer and as a member of our Board of Directors.

(4)Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on April 24, 2019. As of April 24, 2019, there were 65,452,010 shares of our company’s common stock issued and outstanding.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our company.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

Identification of Executive Officers and Directors of the Company

The following individuals serve as the directors and executive officers of our company as of the date of this Annual Report. All directors of our company hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Age	Position Held with the Company
Mark Kraus	59	Director, President and Chief Executive Officer
Scott Silver	59	Director and Secretary
George Albert Martin	42	Director, Chief Financial Officer and Treasurer

Business Experience

On April 24, 2019, Mr. Mark Kraus was appointed as a member of the Company’s Board of Directors and as the Company’s President and Chief Executive Officer.

The biography for Mr. Kraus is set forth below:

Mark Kraus, age 59, has been majority shareholder and CEO of Domani Global Sourcing Limited in Hong Kong since 2002, a company specializing in sourcing quality products at competitive prices from Asian factories that are socially and environmentally accountable. Domani oversees the entire process, from creative development to shipping – a single pivot point for American, European, Australian and Asian clients. At Domani, Mark’s responsibilities revolve around client relationships, creative development and quality assurance. Prior to his involvement with Domani companies, Mr. Kraus owned and operated KCH Paper Industries, a leader in manufactured paper products. Mark successfully sold KCH in 1998. Mark has been involved in international trade since the early 1980’s, commencing with exporting of converted paperboard products manufactured by KCH to Asia. KCH was also an early vendor to Target Stores for it trademarked “Restore and Restyle” marketing program.  Mark studied Liberal Arts at Gonzaga University in Spokane, WA from 1978 to 1981 and attended USC School of Business Executive MBA program in 1991.

On April 24, 2019, Scott Silver was appointed as a member of the Company’s Board of Directors and as the Company’s Secretary.

The biography for Mr. Silver is set forth below:

Scott Silver, age 59, has been President of Domani America Inc. for the past 8 years, and he is primarily responsible for developing product and licensing programs in the retail industry. Prior to joining Domani, Scott spent 25 years in the retail industry, including executive positions at Linens ‘n Things and Sears. Scott received his BA in Economics at State University of New York Buffalo in 1993.

On April 24, 2019, George Albert Martin was appointed as a member of the Company’s Board of Directors and as the Company’s Chief Financial Officer and Treasurer.

The biography for Mr. Martin is set forth below:

George Martin, age 42, has been a business consultant focusing on start-up and turn-around situations, designing and implementing accounting and internal control procedures for the past 10 years. For the past two years, he has been CFO of Domani Group Companies. George started his career with Ernst and Young in Honolulu (1999 to 2001) and rejoined them in Los Angeles (2005 to 2009). He has 10 plus years experienced as controller of both publicly traded and private companies. George received his BS degree in Accounting from the University of Southern California in 1999.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1)A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.Engaging in any type of business practice; or

iii.Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.Any Federal or State securities or commodities law or regulation; or

ii.Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have not yet adopted a Code of Business Conduct and Ethics. Once we do, we will file a copy of it as an exhibit to a Current Report on Form 8-K.

Committees of the Board

All proceedings of our board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the state of Nevada and the bylaws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Our audit committee consists of our entire board of directors.

Our company currently does not have nominating, compensation committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by our directors.

Our company does not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. The directors believe that, given the early stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. Our directors assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our president, at the address appearing on the first page of this annual report.

Audit Committee and Audit Committee Financial Expert

Our board of directors has determined that it does not have a member of our audit committee that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K, and is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that the members of our board of directors, who act as our audit committee in fulfilling that function, are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date. In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our board of directors.

ITEM 6. EXECUTIVE COMPENSATION

The flowing table sets forth the particulars of the compensation paid to the following persons: (i) our principal executive officer; (ii) our principal financial officers; (iii) each of our three most highly compensated executive officers who were serving as executive officers at the end of the years ended March 31, 2018 and 2017, who we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table:

Summary Compensation Table

						Non-Equity
Name and				Stock	Options	Incentive Plan	All Other
Principal	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Position	Year	($)	($)	($)	(Number)	($)	$)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(j)
Mark Kraus, Director, President and Chief Executive Officer (1)	2019	-	-	-	-	-	-	-

Scott Silver, Director and Secretary (2)	2019	-	-	-	-	-	-	-
George Albert Martin, Director, Chief Financial Officer and Treasurer (3)	2019	-	-	-	-	-	-	-

Mr. Simeon Leonardo Reyes Francisco, President, CEO, CFO, Secretary and Director (4)	2019	-	-	-	-	-	-	-
	2018 2017	- -	- -	- -	- -	- -	- -	- -
Juan Perez, President and Director (5)	2018	-	-	-	-	-	-	-
	2017	-	-	-	-	-	-	-
	2016	-	-	-	-	-	-	-
Nelson Rincon, Secretary and Treasurer (5)	2018	-	-	-	-	-	-	-
	2017	-	-	-	-	-	-	-
	2016	-	-	-	-	-	-	-

(1)As of April 24, 2019, Mark Kraus was appointed as a member of the Company’s Board of Directors and as the Company’s President and Chief Executive Officer.

(2)As of April 24, 2019, Scott Silver was appointed as a member of the Company’s Board of Directors and as the Company’s Secretary.

(3)As of April 24, 2019, George Albert Martin was appointed as a member of the Company’s Board of Directors and as the Company’s Chief Financial Officer and Treasurer.

(4)As of April 24, 2019, Simeon Leonardo Reyes Francisco resigned from all positions with the Company, including but not limited to those of President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and Director.

(5)As of February 7, 2018, Mr. Perez and Mr. Rincon the former officers and director sold their shares to Mr. Simeon Leonardo Reyes Francisco and concurrently resigned from all positions with the Company.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving on the board of directors.

We have determined that none of our directors are independent directors, as that term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

Stock Option Plans

During our fiscal year ended March 31, 2018, we did not institute any stock option plans.

Stock Options/SAR Grants

During our fiscal year ended March 31, 2018, there were no options granted to our named officers or directors.

Outstanding Equity Awards at Fiscal Year End

No equity awards were outstanding as of the year ended March 31, 2018.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Indemnification

Under our Bylaws, we may indemnify our officers or directors who are made a party to any proceeding, including a lawsuit, because of their position, if they acted in good faith and in a manner, they reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that our officers or directors are successful on the merits in a proceeding as to which they are to be indemnified, we must indemnify them against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officers or directors are judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the SEC, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Party Transactions

None of the following parties has, since incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

(i)any of our directors or officers;

(ii)any person proposed as a nominee for election as a director;

(iii)any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

(iv)any of our promoters; and

(v)any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2). The OTCBB on which shares of the Company’s Common Stock are quoted does not have any director independence requirements. The NASDAQ definition of “Independent Director” means a person other than an Executive Officer or employee or any other individual having a relationship, which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

According to the NASDAQ definition, we have no independent directors.

Review, Approval or Ratification of Transactions with Related Persons

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 8. LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against the Company, nor is the Company involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which directors, officers or any affiliates, or any registered or beneficial shareholders, of the Company is an adverse party or has a material interest adverse to the interests of the Company.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Price and Dividends

Our common stock is currently quoted on the OTC Bulletin Board, under the symbol “AHAD”. Our common stock has been quoted on the OTC Bulletin Board under this symbol since approximately March 22, 2019, prior to this our stock traded under the symbol “MTUU”. Because we are quoted on the OTC Bulletin Board, our securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.

We have never declared or paid any cash dividends on our common stock nor do we intend to do so in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, any applicable contractual restrictions and such other factors as our board of directors deems relevant.

Re-Purchase of Equity Securities

None.

Securities Authorized for Issuance under Equity Compensation Plan

None.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 11. DESCRIPTION OF THE REGISTRANT’S SECURITIES

Common Stock

Our Articles of Incorporation authorize us to issue 70,000,000 shares of common stock, par value $0.001. As of the date of this Current Report 65,452,010 shares of our common stock were issued and outstanding and we have zero shares of our common stock reserved for options, warrants and other commitments.

Preferred Stock

None.

Voting Rights

Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of common stock, all rights to vote and all voting power shall be vested in the holders of common stock. Each share of common stock shall entitle the holder thereof to one vote.

No Cumulative Voting

Except as may be provided by the resolutions of the Board of Directors authorizing the issuance of common stock, cumulative voting by any shareholder is expressly denied.

Rights upon Liquidation, Dissolution or Winding-Up of the Company

Upon any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, the remaining net assets of the Company shall be distributed pro rata to the holders of the common stock.

We refer you to our Articles of Incorporation, any amendments thereto, Bylaws, and the applicable provisions of the Nevada Revised Statutes for a more complete description of the rights and liabilities of holders of our securities.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of our company will be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the unlawful payment of dividends. In addition, our bylaws permit for the indemnification and insurance provisions in Chapter 78 of the NRS.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling our company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Further, in the normal course of business, we may have in our contracts indemnification clauses, written as either mutual where each party will indemnify, defend, and hold each other harmless against losses arising from a breach of representations or covenants, or out of intellectual property infringement or other claims made against certain parties; or single where we have agreed to hold certain parties harmless against losses etc.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

None.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Other than previously reported, none.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

None.

END OF FORM 10 DISCLOSURE

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit
Number	Description of Exhibit	Filing
3.01	Articles of Incorporation	Filed with the SEC on June 18, 2014, on Form S-1.
3.02	Amended Articled of Incorporation	Filed with the SEC on April 10, 2019, on Form 8-K.
3.03	Bylaws	Filed with the SEC on June 18, 2014, on Form S-1.
21.1	Subsidiaries	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALPHACOM HOLDINGS, INC.

Dated: May 2, 2019/s/ Mark Kraus

Mark Kraus

Chief Executive Officer